Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the inclusion in this Registration Statement on Form F-10 (the "Form F-10") of Blue Moon Metals Inc. of our report dated April 11, 2025, relating to the consolidated financial statements Blue Moon Metals Inc. for the years ended December 31, 2024 and 2023. We also consent to the reference to us under the heading "Interests of Experts" in the Annual Information Form for the year ended December 31, 2024, which is filed as Exhibit 4.1 to the Form F-10. /s/ DAVIDSON & COMPANY LLP Vancouver, Canada Chartered Professional Accountants February 18, 2026